                      NON-COMPETITION AND MARKETING AGREEMENT

    THIS AGREEMENT is made and entered into as of the 31st day of May, 1997, by, among and between each of Sidney D. Wolk, Nathan T. Wolk, Jeffrey C. Wolk, Howard L. Wolk, Robin A. Wolk, and Michael D. Wolk (each a Seller and collectively "Sellers"), Cross Country Motor Club, Inc., a Massachusetts corporation, Cross Country Motor Club of California, a California corporation (such two entities being sometimes hereafter collectively referred to as the "Motor Club"), and First Notice Systems Company, a Massachusetts business trust (the "Old FNS"), and FNSI Acquisition Corp., a Massachusetts corporation ("New FNS"), and CRA Managed Care, Inc., of Boston, Massachusetts (collectively with New FNS, "CRA").

                           W I T N E S S E T H:                            _
_ _ _ _ _ _ _ _ _

    WHEREAS, CRA, through New FNS, its wholly-owned subsidiary, has purchased substantially all of the assets and liabilities (the "Purchase") of the Company from the Sellers on the date hereof;

    WHEREAS, Sellers and CRA have benefited from such Purchase;

    WHEREAS, CRA shall have the benefit of Sellers' and Cross Country's representations and agreements herein contained;

    WHEREAS, the Sellers, directly or indirectly, in the aggregate are controlling stockholders of the Motor Club, Cross Country Service Corp., a Massachusetts corporation, Cross Country Home Assistance Services, Inc., a Massachusetts corporation, and HAC, Inc., a Florida corporation which is the acquiring company of Homeowners Group, Inc., a publicly-owned Florida corporation (all of such entities collectively referred to herein as "Cross Country");

    WHEREAS, Cross Country and CRA desire to cooperate in continuing to provide integrated services to common customers of CRA and Cross Country and to market to each of their respective customers, and jointly to new prospects and potential customers, services and programs provided by the other, in their respective business areas, as more fully described below; and

    WHEREAS, each of Cross Country and CRA desire to endorse the use of certain services of the other as part of a cooperative marketing effort;

    NOW, THEREFORE, in connection with the purchase of the assets of Old FNS by CRA and in consideration of the mutual promises herein exchanged, and for One Dollar and other for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   Definitions.  For purposes of this Agreement:

    (a) "Acquired Business" shall mean the business of Old FNS (without limiting the manner of conducting such business in the future, except as otherwise specified herein), of providing initial property and casualty loss claim reports, whether by telephone, computer line, mail or otherwise, to third party property and casualty insurance providers (including, without limitation, workers' compensation), and to entities for their self-insurance purposes in the areas of property and casualty losses (other than to entities involved in the vehicle industry activities described in
(f)(2) below), which reports include the type of information set forth in a standard ACORD or similar form, or comparable documented report. Acquired Business shall also include the insurance sales and policy upgrade, call center services currently proposed (in writing) to be provided to Continental Casualty Company. Except for the businesses described above, in all cases, Acquired Business shall exclude the Cross Country Reserved Businesses (as defined herein); provided, however that in the conduct of the Acquired Business, CRA shall be entitled to provide referral services to auto body repair, and rental, property repair and medical providers contained on lists supplied to CRA by its clients (or with respect to medical providers, as also may be contained on lists compiled by CRA) with respect to loss notice services provided to such client.

    (b) "Affiliate" shall mean any person or entity which is the direct or indirect owner of greater than 20% of the total outstanding voting stock or similar equity interests (the "Interest") of another entity, or whose voting stock is so owned by such other person or entity. An entity shall cease to be an Affiliate when the Interest drops below 20%.

    (c) "CRA Business" means the business of providing worker's compensation field case management and specialized cost containment services, short-term and long-term disability services (as such terms are customarily understood in the insurance industry) and related services and products in the worker's compensation field, and bodily injury managed care services in the automobile insurance industry.

    (d) "CRA Services" shall mean services rendered, or programs offered, by CRA or its Affiliates from time to time in the areas of the CRA Business or the Acquired Business.

    (e) "Competitive Business" means any company, venture, enterprise, endeavor, or business organization, engaged in the CRA Business or the Acquired Business, on the one hand, or in the Cross Country Reserved Businesses, on the other.

     (f) "Cross Country Services" and "Cross Country Reserved Businesses" shall mean services rendered, or programs offered, by Cross Country, or Affiliates of Cross Country or the Sellers, in the areas of (x) towing, lockout, and jump start dispatch, roadside assistance inquiry handling, auto repair network management and referral service, in-vehicle security and event monitoring, global positioning system devices sales and/or monitoring or other similar systems, and other consumer travel assistance and monitoring activities, including injury, property or casualty loss reporting coincident to, or related to, the provision of such service assistance and monitoring with respect to the same incident of inquiry or dispatch

     ("Roadside Assistance Services"), (y) home mechanical systems and appliance, repair and repair dispatch services, home warranty services, structural damage and property repair services, loss reports and similar services arising out of homeowner insurance and/or warranty programs ("Homeowner Repair Services"), and (z) reports, management, sales, and services regarding, or for companies engaged in the businesses of, the rental, leasing, sale, transportation, processing, resale or servicing of motor vehicles of any kind (the "Automotive Industry Services").

     (g) "Confidential Information" means and includes, without limitation by reason of specification, identities of employees or clients of a party; vendor and customer lists; pricing policies and agreements;
dispatch procedures technology; training materials; sources; and other similar information which is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by a third party, or which gives any party or an Affiliate an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

    (h)  "Restricted Territory" means the United States and Canada.

    2. Non-Disclosure of Confidential Information. Each party hereto recognizes that they have, and will in the future, acquire Confidential Information concerning the operation of the businesses of the other party hereto, the use or disclosure of which could cause the other party substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each party hereto covenants and agrees that they will not directly or indirectly, disclose or in any way use, any Confidential Information of any other party hereto in a way which could reasonably be foreseen as assisting any other person in pursuit of the CRA Business or the Acquired Business in competition with CRA, or in pursuit of Cross Country Reserved Businesses in competition with Cross Country, the Sellers or their Affiliates.

    3. Non-Competition. Subject to the last paragraph of this Section 3, Sellers agree with respect to the Acquired Business and the CRA Business, and CRA agrees, with respect to the Cross Country Reserved Businesses, that for an uninterrupted period of five (5) years from the date hereof, they will not, individually, or as a group, nor will they permit any of their Affiliates to, without the prior written consent of the other party, directly or indirectly:

    (a) as joint venturer, employee, partner, officer, consultant or in any other operating or management capacity whatsoever, participate in, or lend his or its name, counsel or provide management assistance, or financing, to the operation of any business activity which is engaged in the Acquired Business or the CRA Business on the one hand, or the Cross
Country Reserved Businesses, on the other;

    (b) recruit, solicit, or induce, or attempt to induce, any employees of the other party hereto to terminate their employment with, or otherwise cease their relationship with, such party or hire or attempt to hire any employees of such other party.

The parties hereto acknowledge and agree that the failure of any person or entity restricted pursuant to this Agreement to comply with these restrictions (regardless of whether that person or entity actually has executed this Agreement) shall constitute a breach of this Agreement; provided, however, that with respect to NorCross Inc., the Sellers' sole responsibility hereunder shall be that, so long as NorCross Inc. is an Affiliate of Sellers, the Sellers, as Stockholders of NorCross, will not, directly or indirectly, give permission (or waive any prohibition) under the Stockholders Agreement among Norell Corporation, The Cross Country Group, LLC, and NorCross, Inc., dated August 15, 1996 (as in effect on such date), which would permit NorCross to engage in, and will exercise any rights they have to prohibit Norcross from engaging in, the Acquired Business.

    4. Cooperative Sales and Marketing Efforts. (a) During the Term hereof, and subject to the provisions of this Agreement, Sellers, and their Affiliates shall utilize CRA and its Affiliates as their exclusive third party provider of CRA Services, and CRA and its Affiliates shall utilize Cross Country and its and Sellers' Affiliates as its exclusive third party provider of Cross Country Services, in each case whether for existing customers, prospects or any future customers or prospects.

    (b) In furtherance of such marketing efforts, the parties hereto agree that each shall have the right to use the other's name and logos in any written materials used in connection with the offering of the other party's services and shall have the right to use the name and logo of the other in its endorsements, its marketing efforts and in customer materials. Each party hereto agrees to submit to the other, for its prior approval, the forms of such written materials, and all telemarketing scripts to be used by one party in connection with the marketing of the other party's services. In each case, such submission shall be made a reasonable time in advance of such use. Consent to such use shall be deemed to have been given if the other party shall fail to disapprove, in writing, any request for approval within five (5) business days after a receipt of a written request reasonably describing such use.

    (c) The parties hereto agree and acknowledge that their intention is to act for their respective benefit by cross selling the Cross Country Services and Acquired Business to their customers of the other, and to current or new joint customers, including, if possible, as an integrated package of claim reporting, cost containment and service assistance programs. The parties further acknowledge that the nature of integration of such services, the extent of such services, and the profitability and cost of rendering such services, are matters which are in development, and will continue to be in development, by and between the parties and that nothing herein shall be deemed to obligate either of the parties to provide their respective services for any specified cost, formula price or profit rate, to provide such services in a minimum amount or on a minimum schedule, or to provide them on any favored or most favored pricing or other basis; provided, however, that each party hereto shall be required to honor any program service commitments and pricing set forth in any proposals, bids, agreements or programs accepted by a customer, so long as such proposal, bid, agreement or program was properly authorized by the entity whose services are being offered to such customer.

    (d) Nothing herein shall be deemed to create a joint venture, partnership or formal or informal joint business of any kind including any arrangement or relationship giving rise to fiduciary or other duties from one to the other, and each party hereto remains fully entitled to make its decision to render the services described herein, to go into new business areas, to expand other business areas, enter into other strategic or business arrangements, agreements or alliances not inconsistent with the provisions hereof, to exit an area of business, terminate an offered service (including a service provided on the date hereof), or to not render the services described herein, in whole or in part, based upon its own financial, strategic or other self interest.

    (e) During the term in this Agreement, each party hereto agrees not to endorse, or make its customer list available to, or utilize the services of any person or entity competing with the other party hereto in the rendering of the CRA Services or the Cross Country Services, as the case may be, unless such customer or business opportunity has been declined by the other party hereto. From time to time, each party hereto agrees to provide to the other, at such other person's request and expense, customer, prospect, client and similar lists based upon criteria selected by the requesting party reasonably related to the marketing effort of services pursuant to this Agreement, and the requesting party shall have the right to use such lists during the term of this Agreement for the sole purpose of marketing hereunder.

    (f) The parties hereto shall from time to time, agree upon sales commission and other related sales compensation and incentive arrangements applicable to the cross-selling of the services described herein as may be agreed from time to time.

    5. Remedy at Law Inadequate\Specific Enforcement. The parties hereto specifically acknowledge and agree that the restrictions set forth in paragraphs 2 and 3 hereof are reasonable and necessary to protect the legitimate interest of the other, that restricting the ownership and/or operation of a Competitive Business will not impose undue hardship on the restricted party, and that the restrictions are reasonable and necessary to the development of each of their respective businesses. Each party hereto further acknowledges and agrees that any violation of the provisions hereof will result in irreparable injury to the other and that therefore:

    (a) All parties hereto agree that the remedy which the non-breaching party may have at law for any breach or threat of breach of the provisions of this Agreement is inadequate, and in the event of breach or threat of breach of the provisions thereof by any person intended to be bound thereby, the non-breaching party shall be entitled to seek and obtain injunctive relief or other equitable relief from any court of competent jurisdiction, without the necessity of posting a bond or other surety or proving actual damages , restraining the party intended to be bound thereby from such a breach, and that if such a breach has occurred, then the term of the restrictions contained herein, hereof and of such injunctive relief shall be for a period of five years commencing on the date that the last of such breach(es) ceased.

    (b) Each party agrees that the provisions contained in this Agreement shall remain in full force and effect notwithstanding the breach or claimed breach of any other provision hereof by one party hereto to the other.

    6. Term. The term of this Agreement shall end five years from the date hereof.

    7. Records. Each party hereto shall maintain and preserve its books and records, as they relate to the subjects of this Agreement, and the other party hereto shall have the right to inspect that portion of such books and records from time to time, during regular business hours, in order to verify the customers and business for which payments are to be made hereunder.

    8. Indemnification. Each party shall indemnify and save the other harmless from all loss, cost and expense, including reasonable attorneys' fees, arising out of or in connection with any claim that use or display of the other's trademark in connection with marketing of services hereunder infringes upon or violates any trade name, trademark or copyright of any person, firm or entity, provided, however, that each party has first obtained the prior written approval of the other in accordance herewith with respect to each specific use of its trademark, logo, or trade name.

    9. Enforcement. (a) The failure of either party to enforce at any time, or for any period, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision. No claim or right arising out of the breach or default of this Agreement can be discharged in whole or in part by a waiver or renunciation of the claim or right unless the waiver or renunciation is in writing and signed by the aggrieved party. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, or to violate any applicable law, it shall be deemed null and void solely to the extent thereof, without affecting the balance of this Agreement.

    In any case where either party hereto is required to do any act (other than make a payment of money to the other) the time for performance by such party shall be extended for delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor materials or equipment, government regulations or other causes beyond such party's reasonable control.

    (b) The parties further acknowledge and agree that the restrictive covenants contained in this Agreement are severable and separate from each other. If at any time any of the foregoing restrictive covenants in this Agreement shall be deemed invalid or unenforceable by the laws of the jurisdiction wherein it is to be enforced, by reason of being vague or unreasonable as to duration, or geographic scope, or scope of activities restricted, or for any other reason, such agreements or covenants shall be considered divisible as to such portion, and such agreements or covenants shall become and be immediately amended or reformed to include only such agreements or covenants as are deemed reasonable and enforceable by the court or other body having jurisdiction of this Agreement, to the full duration, geographic scope and scope of restricted activities deemed reasonable and thus enforceable by said court or body; and the parties agree that such agreements or covenants, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included therein.

    10. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors of entities, if any, and representatives. This Agreement may not be assigned.

    11. Representations. The parties hereto represent and warrant that neither the execution and delivery of this Agreement nor the performance of its duties hereunder violates the provisions of any other agreement to which they are a party or by which they are bound.

    12. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, by any nationally recognized overnight courier service or by facsimile against a printed confirmation, as follows:

    If to Buyer, to:    CRA Managed Care, Inc.
                        312 Union Wharf
                        Boston, MA  02109
                        Facsimile:  (617) 367-8519

    With a copy to:     Hutchins, Wheeler & Dittmar
                        101 Federal Street
                        Boston, MA  02110
                        Attn: James Westra, Esq.
                        Facsimile: (617) 951-1295

    If to Sellers, to:  Sidney D. Wolk
                        c/o Cross Country Motor Club, Inc.
                        4040 Mystic Valley Parkway
                        Medford, MA  02155
                        Facsimile: (617) 395-6706

    With a copy to:     Lane Altman & Owens LLP
                        101 Federal Street
                        Boston, MA  02110
                        Attn: Joseph F. Mazzella, Esq.
                        Facsimile:  (617) 345-0400

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

    13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

    14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

    15. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

    16. Attorney Fees and Venue. Any party breaching the terms of this Agreement agrees to pay the non-breaching party reasonable attorney fees in enforcing the terms of this Agreement. The parties agree by the execution of this Agreement to submit themselves to the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts for the interpretation of the terms and conditions and performance of this Agreement.

    17. Sale of Cross Country. The parties hereto agree that in the event that the Motor Club is sold to a third party, whether through stock sale, merger or asset sale (a "Motor Club Sale"), then, as part of such sale, the purchaser shall be required to agree that the purchaser shall not use the assets of the Motor Club in the operation of any business activity which is engaged in the Acquired Business or the CRA Business for a period of at least one (1) year following such third party's acquisition (or such shorter period as expires on the fifth anniversary of the date of this Agreement) (the "Continuation Period"). Nothing in this paragraph 17 shall relieve the Sellers from their obligations under paragraphs 3 and 4, notwithstanding any Motor Club sale. Upon expiration of the Continuation Period, CRA shall be released from its obligations set forth in paragraphs 3 and 4 with respect to any of the activities included within Cross Country Reserved Businesses as may be transferred to the acquiror in the Motor Club Sale.

                         THIS SPACE LEFT INTENTIONALLY BLANK

    IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

CRA MANAGED CARE, INC.                     FIRST NOTICE SYSTEMS COMPANY

                                           By:  /s/ Jeffrey C. Wolk
                                              -------------------------------

By: /s/ Donald J. Larson
   ---------------------------------
                                           Title: President
                                                  ---------------------------


FNSI ACQUISITION CORP.                     SELLERS:

By: /s/ Donald J. Larson                           /s/ Sidney D. Wolk
   ---------------------------------              ----------------------------
                                                       Sidney D. Wolk


                                                   /s/ Nathan T. Wolk
                                                  ----------------------------
                                                       Nathan T. Wolk
CROSS COUNTRY MOTOR CLUB, INC.

By: /s/ Nathan T. Wolk                             /s/ Jeffrey C. Wolk
   ---------------------------------              ----------------------------
Title: Vice President                                  Jeffrey C. Wolk
       -----------------------------


CROSS COUNTRY MOTOR CLUB
OF CALIFORNIA, INC.
                                                  /s/ Howard L. Wolk
By: /s/ Nathan T. Wolk                            ----------------------------
   ---------------------------------                   Howard L. Wolk
Title: Vice President
       -----------------------------
                                                   /s/ Robin A. Wolk
                                                  ----------------------------
                                                       Robin A. Wolk


                                                   /s/ Michael D. Wolk
                                                  ----------------------------
                                                       Michael D. Wolk